Exhibit 23.1
December 1, 2010
CONSENT OF COUNSEL
     We hereby consent to the use in the Registration Statement on Form S-3, of our opinion dated December 1, 2010, and to the reference to our Firm in the “Legal Matters” section of the Prospectus.
MORRIS JAMES, LLP
500 Delaware Avenue, Suite 1500 | Wilmington, DE 19801-1494 T 302.888.6800 F 302.888.6989
Mailing Address P.O. Box 2306 | Wilmington, DE 19899-2306 www.morrisjames.com